Exhibit 99.1

Sensus Healthcare Reports Fourth Quarter and Full Year 2016 Results

- Record Quarterly Revenues of $4.9 million in Fourth Quarter

- Full Year 2016 revenues increased 44% year-over-year to $14.8 million

- Worldwide installed base increased to 271 units

BOCA RATON, Fla., Feb. 2, 2017 /PRNewswire/ – Sensus Healthcare, Inc. (NASDAQ: SRTS), a medical device company specializing in the treatment of non-melanoma skin cancers and other skin conditions, such as keloids, with superficial radiation therapy (SRT), today reported its financial results for the three-month period and full year ended December 31, 2016.

Recent Business Highlights

•	Sold 19 systems in the fourth quarter and a total of 59 systems in 2016, increasing worldwide installed base to 271 units as of December 31, 2016
•	Sold 8 SRT-100 Vision™ systems during the fourth quarter to hospitals and dermatology practices
•	Expanded geographic reach in 2016, shipping 10 units to China and 4 units to the Caribbean
•	Continued momentum in keloid treatment program as over 65 facilities in the U.S. are currently treating with SRT
•	Awarded BioFlorida Company of the Year at the 2016 BioFlorida Annual Conference in December 2016

“Throughout 2016, Sensus Healthcare achieved numerous corporate milestones including the completion of our Initial Public Offering, the continued acceptance and utilization of our proprietary SRT technology by physicians and patients, alike, and the strengthening of our rapidly growing sales team,” noted Joseph Sardano, President and CEO of Sensus Healthcare. “I am equally delighted to report a tremendous close to 2016, highlighted by our best fourth quarter results ever with revenues of $4.9 million which represented the fifth consecutive quarter of significant year-over-year revenue growth for Sensus Healthcare, setting the stage for continued momentum and growth. For the full year 2016, we achieved $14.8 million in revenue, an increase of 44% compared to $10.3 million in 2015.”

Mr. Sardano continued, “We remain focused on our mission to provide a non-invasive and cost-effective treatment of non-melanoma skin cancers and keloids. We are also dedicated to exploring innovative ways SRT technology can be used as an alternative to current treatments for other skin disorders.”

Q4 2016 Financial Highlights

Revenues for Q4 2016 increased 27% to $4.88 million, compared to $3.84 million for Q4 2015. This increase was the result of increased unit sales, including a strong contribution to sales from the SRT-100 Vision systems, which has a higher average selling price.

Gross Margin for Q4 2016 was 68.5%, compared to 62.8% for Q4 2015. Gross margins were positively affected by strong sales of the higher priced, higher margin SRT-100 Vision systems.

Selling and Marketing Expenses for Q4 2016 were $1.67 million, compared to $1.15 million in Q4 2015. This increase was the result of increased headcount of the sales team as well as increased advertising and other marketing costs.

General and Administrative Expenses for Q4 2016 were $0.92 million, compared to $0.51 million in Q4 2015. This increase was primarily related to public company expenses. In 2016, the company incurred expenses attributable to becoming a public company in June 2016.

Research and Development Expenses for Q4 2016 were $0.73 million, compared to $0.33 million in Q4 2015. This increase was primarily due to new research projects that began in Q4 2016.

GAAP Net Income Attributable to Common Stockholders for Q4 2016 was $0.03 million, or $0.00 per share, compared to a net income attributable to common stockholders of $0.29 million, or $0.03 per share for Q4 2015. The net income attributable to common stockholders for Q4 2015 included a non-cash accounting charge of approximately $0.13 million for a preferential distribution attributable to preferred stockholders prior to the IPO.

Adjusted EBITDA for Q4 2016 was $0.21 million, compared to $0.49 million for Q4 2015. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest expense, stock compensation expense and litigation settlement expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, Cash Equivalents and Investments were $12.6 million as of December 31, 2016.

Full Year 2016 Financial Highlights

Revenues for the full year ended December 31, 2016 increased 44% to $14.81 million, compared to $10.27 million for same period in 2015. This increase was primarily the result of increased unit sales, with a strong contribution to sales from the SRT-100 Vision product, which has a higher average selling price.

Gross Margin for the full year ended December 31, 2016 was 66.5%, compared to a gross margin of 64.1% for the same period in 2015. Gross margins were positively affected by strong sales of the higher priced, higher margin SRT-100 Vision systems.

Selling and Marketing Expenses for the full year ended December 31, 2016 were $4.92 million, compared to $3.75 million for the same period in 2015. This increase was the result of increased headcount of the sales team as well as increased advertising and other marketing costs.

General and Administrative Expenses for the full year ended December 31, 2016 were $3.47 million, compared to $1.59 million for the same period in 2015. This increase was primarily due to stock compensation expense and other expenses attributable to becoming a public company in June 2016.

Research and Development Expenses for the full year ended December 31, 2016 were $1.82 million, compared to $1.47 million for the same period in 2015. This increase was primarily due to new research projects that began in Q4 2016 that are expected to continue throughout 2017.

GAAP Net Loss Attributable to Common Stockholders for the full year ended December 31, 2016 was ($0.35) million, or ($0.03) per share, compared to a net loss attributable to common stockholders of ($0.75) million, or ($0.08) per share for the same period in 2015. The net loss attributable to common stockholders for the full year ended December 31, 2015 included a non-cash accounting charge of approximately $0.51 million for a preferential distribution attributable to preferred shareholders prior to the IPO.

Adjusted EBITDA for the full year ended December 31, 2016 was $0.81 million, compared to adjusted EBITDA of $0.10 million for the same period in 2015. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest expense, stock compensation expense and litigation settlement expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Conference Call and Webcast Information

Sensus Healthcare’s fourth quarter and full year 2016 conference call and webcast will be held at 4:30 pm Eastern Time on Thursday, February 2, 2017 and will feature remarks by Joseph Sardano, President and CEO, and Arthur Levine, CFO.

The dial-in numbers for the conference call are 1-877-870-4263 (Toll Free), 1-412-317-0790 (International) and 1-855-669-9657 (Canada Toll Free). Ask the operator to join you into the Sensus Healthcare Call.

A live webcast of the conference call will be available online which can be accessed through the Investor Relations section of Sensus Healthcare’s website, http://investors.sensushealthcare.com/events-and-presentations. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the webcast will remain available on http://investors.sensushealthcare.com/events-and-presentations for 30 days following the call.

About Sensus

Sensus Healthcare, Inc. is a medical device company that is committed to enabling non-invasive and cost-effective treatment of non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy x-ray radiation technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development activities. Sensus has successfully incorporated the SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, the SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Sensus Healthcare’s management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest expense, income taxes, depreciation, amortization, stock compensation expense, and litigation settlement expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; any product liability claims; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission (including the prospectus filed by Sensus healthcare on June 3, 2016).

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

For more information, please contact:

Investor Relations:

Jeffrey Goldberger / Allison Soss

KCSA Strategic Communications

Phone: 212-896-1249 / 212-896-1267

Email: jgoldberger@kcsa.com / asoss@kcsa.com

SENSUS HEALTHCARE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	As of December 31,
	2016	2015

Assets
Current Assets
Cash and cash equivalents	$5,042,477	$5,065,068
Accounts receivable, net	3,098,635	2,071,572
Inventories	1,254,915	998,861
Investment in debt securities	6,462,369	—
Prepaid and other current assets	900,722	432,787
Total Current Assets	16,759,118	8,568,288
Property and Equipment, Net	433,408	320,699
Patent Rights, Net	626,509	722,895
Investment in Debt Securities	1,103,773	—
Deposits	24,272	24,272
Total Assets	$18,947,080	$9,636,154
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$2,762,371	$2,307,465
Product warranties	40,481	48,363
Revolving credit facility	—	422,702
Deferred revenue, current portion	853,798	890,234
Total Current Liabilities	3,656,650	3,668,764
Deferred Revenue, Net of Current Portion	16,251	45,786
Total Liabilities	3,672,901	3,714,550
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding.	—	—
Common stock, $0.01 par value - 50,000,000 authorized and 13,546,171 and 10,367,883 issued and outstanding at December 31, 2016 and December 31, 2015, respectively.	135,461	103,678
Additional paid-in capital	22,930,975	13,263,735
Accumulated deficit	(7,792,257)	(7,445,809)
Total Stockholders’ Equity	15,274,179	5,921,604
Total Liabilities and Stockholders’ Equity	$18,947,080	$9,636,154

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015

Revenues	$4,877,198	$3,840,540	$14,811,175	$10,273,094
Cost of Sales	1,535,407	1,429,649	4,965,372	3,692,829
Gross Profit	3,341,791	2,410,891	9,845,803	6,580,265
Operating Expenses
Selling and marketing	1,671,075	1,147,798	4,915,440	3,748,391
General and administrative	923,066	507,586	3,469,332	1,586,403
Research and development	727,364	334,311	1,824,150	1,466,728
Total Operating Expenses	3,321,505	1,989,695	10,208,922	6,801,522
Income (Loss) From Operations	20,286	421,196	(363,119)	(221,257)
Other Income (Expense)
Interest income	17,940	592	38,538	1,776
Interest expense	(5,042)	(6,972)	(21,867)	(17,786)
Other Income (Expense), net	12,898	(6,380)	16,671	(16,010)
Income (Loss) Before Income Taxes	33,184	414,816	(346,448)	(237,267)
Provision for income taxes	-	-	-	-
Net Income (Loss)	$33,184	$414,816	$(346,448)	$(237,267)
Preferential distribution	-	(128,333)	-	(513,332)
Net Income (Loss) Attributable to Common Stockholders	$33,184	$286,483	$(346,448)	$(750,599)
Net Income (Loss) Attributable to Common Stockholders per share –
basic	$0.00	$0.03	$(0.03)	$(0.08)
diluted	0.00	0.03	(0.03)	(0.08)
Weighted average number of shares used in computing net income (loss) per share –
basic	13,238,505	9,901,246	12,028,435	9,885,218
diluted	13,330,665	10,190,670	12,028,435	9,885,218

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015

Net Income (Loss), as reported	$33,184	$414,816	$(346,448)	$(237,267)
Add:
Depreciation and amortization	84,364	68,566	337,583	315,599
Stock compensation expense	100,953	1,619	726,376	6,477
Interest, net	(12,898)	6,380	(16,671)	16,010
Litigation settlement	-	-	112,500	-
Adjusted EBITDA, non GAAP	$205,603	$491,381	$813,340	$100,819